UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  3.03.    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
In connection with our entry into the second addendum to the collaborative development program agreement with Toshiba Corporation (“Toshiba”) and SanDisk Corporation (“SanDisk”), filed as Exhibit 10.20 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (the “Second Addendum”), we agreed that we would work in good faith to seek requisite approval and amend each of the warrants that we previously issued to Toshiba and SanDisk on March 15, 2010, the form of which was filed as Exhibit 4.3 to our Registration Statement on Form S-1/A dated October 26, 2011 (the “Warrants”), to provide that each of the Warrants may be exercised on a cashless “net exercise” basis at the sole discretion of the holder.

On September 17, 2013 we entered into an amendment to each of the Warrants held by Toshiba and SanDisk to amend the terms of their respective Warrants to add a net-exercise provision (the “Amendments”). The form of the Amendments is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the Second Addendum, the Warrants and the Amendments do not purport to be complete and are qualified in their entirety by reference to such exhibits.

ITEM  9.01.    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

4.1	Form of amendments to warrants to purchase shares of common stock, entered into by and between Intermolecular, Inc. and each of Toshiba Corporation and SanDisk Corporation on September 17, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: September 18, 2013	By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer

EXHIBITS

Exhibit Number	Exhibit Description

4.1	Form of amendments to warrants to purchase shares of common stock, entered into by and between Intermolecular, Inc. and each of Toshiba Corporation and SanDisk Corporation on September 17, 2013.